Exhibit 21
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Credit Bureau of Carmel & Pebble Beach, Inc.	CA
TransUnion Intermediate Holdings, Inc.	DE
TransUnion Risk and Alternative Data Solutions, Inc.	DE
TransUnion Digital LLC	DE
Trans Union LLC	DE
Trans Union International, Inc.	DE
TransUnion International Holdings LLC	DE
TransUnion Exchange LLC	DE
TransUnion Rental Screening Solutions, Inc.	DE
Credit Retriever LLC	DE
Verifacts LLC	DE
INSDEC LLC	DE
Trans Union Consumer Solutions LLC	DE
Trans Union Content Solutions LLC	DE
TransUnion Global Holdings LLC	DE
TransUnion Interactive, Inc.	DE
Trans Union Real Estate Services, Inc.	DE
TransUnion Financing Corporation	DE
TransUnion Risk Advisory, Inc.	DE
L2C, Inc.	DE
Link Marketing, Inc.	DE
Link2credit, Inc.	DE
Drivers History Information Sales LLC	DE
TransUnion Data Solutions LLC	DE
eBureau, LLC	DE
IS Resources, Inc.	DE
FT Holdings, Inc.	DE
FactorTrust, Inc.	DE
iovation, Inc.	DE
TruSignal, Inc.	DE
Tru Optik Data Corp.	DE
Signal Digital, Inc.	DE
Signal Digital LLC	DE
TransUnion Gaming Services Holdings, LLC	DE
TransUnion Gaming Services LLC	DE
Aerial Ultimate Holdings Corp.	DE
Aerial Intermediate Holdings Corp.	DE
Aerial Acquisition Corp.	DE
Neustar, Inc.	DE
Neustar Information Services, Inc.	DE
Neustar Data Services, Inc.	DE
TRUSTID, Inc.	DE

Neustar NGM Services, LLC	DE
Neustar IP Intelligence, Inc.	DE
MarketShare Holdings, Inc.	DE
MarketShare Acquisition Corporation	DE
MarketShare Partners, LLC	DE
JovianData, Inc.	DE
MarketShare Partners Asia, LLC	DE
Aggregate Knowledge LLC	DE
LSSi Data Corp.	DE
Datasnap.io, Inc.	DE
Administrative Services, LLC	DE
Data Solutions Services, LLC	DE
Neustar International Services, Inc.	DE
EZS Parent, Inc.	DE
EZShield Group Parent, LLC	DE
Sontiq, Inc.	DE
Visionary Systems, Inc.	GA
Worthknowing, Inc.	GA
Decision Systems, Inc.	GA
DSET Corporation	GA
Source USA Insurance Agency, Inc.	IL
TransUnion Marketing Solutions, Inc.	IL
Driver’s History Inc.	NJ
Datalink Services, Inc.	NV
TransUnion Intelligence LLC	NV
TransUnion Teledata LLC	OR
Title Insurance Services Corporation	SC
CyberScout Pty Ltd.	Australia
Credit Reference Bureau Africa (Pty) Ltd.	Botswana
TransUnion (Proprietary) Ltd.	Botswana
TransUnion Brasil Sistemas em Informatica Ltda.	Brazil
Neustar Brasil Tecnologia E Marketing Ltda.	Brazil
Trans Union of Canada, Inc.	Canada
CyberScout Inc.	Canada
Trans Union Chile, S.A.	Chile
TransUnion Soluciones de Informacion Chile SA	Chile
TransUnion Information Technology (Beijing) Co., Ltd.	China
CIFIN S.A.S.	Colombia
Trans Union Costa Rica, S.A.	Costa Rica
Neustar Costa Rica Limitada	Costa Rica
Amacai de Costa Rica, S.A.	Costa Rica
TransUnion Holding Cyprus Ltd.	Cyprus
Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
TransUnion S.A.	Dominican Rep.
Centro de Operaciones y Servicios de Informacion Estrategica, S.A.	Dominican Rep.

TransUnion El Salvador, S.A. de C.V.	El Salvador
TransUnion Eswatini (Pty) Ltd.	Eswatini
Neustar GmbH	Germany
Trans Union Guatemala, S.A.	Guatemala
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Honduras-Buro de Credito, S.A.	Honduras
TransUnion Limited	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Credit Information Services Limited	Hong Kong
Credit Information Services Limited	Hong Kong
Neustar Hong Kong Ltd.	Hong Kong
Neustar Data Infotech (India) Private Limited	India
Neustar Technology and Data Services Private Limited	India
Trans Union Software Services Private Limited	India
TransUnion CIBIL Limited	India
TransUnion Global Technology Center LLP	India
Trustev Limited	Ireland
CyberScout Ventures Ltd.	Ireland
MarketShare KK	Japan
TransUnion Kenya Limited	Kenya
Credit Reference Bureau (Holdings) Limited	Kenya
Regional Data Systems Limited	Kenya
Credit Information Systems Company Limited	Kenya
Credit Reference Bureau Africa Ltd.	Kenya
TransUnion Baltics UAB	Lithuania
TransUnion Ltd.	Malawi
CyberScout Sdn Bhd.	Malaysia
TransUnion (Mauritius) Limited	Mauritius
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Reverse Exchange S de R.L. de C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia
Vail Systemen Groep, B.V.	Netherlands
TransUnion Netherlands I, B.V.	Netherlands
TransUnion Netherlands II, B.V.	Netherlands
Neustar IP Intelligence, B.V.	Netherlands
Trans Union Nicaragua, S.A.	Nicaragua
Trans Union Central America, S.A.	Panama
TransUnion Information Solutions, Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Rwanda Limited	Rwanda
TransUnion Africa Holdings (Pty) Ltd.	South Africa
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Africa (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa

TransUnion Auto Information Solutions (Pty) Ltd.	South Africa
Autolocator (Pty) Ltd.	South Africa
TransUnion Global Capability Centre Africa (Pty) Ltd.	South Africa
Callcredit Spain S.L.U	Spain
Confirma Sistemas de Informacion S.L.	Spain
CyberScout Ptd Ltd.	Taiwan
Credit Reference Bureau Africa Ltd.	Tanzania
Collection Africa Ltd.	Tanzania
Credit Reporting Services Limited	Trinidad & Tobago
Callcredit Marketing Ltd.	United Kingdom
Crown Acquisition BidCo, Ltd.	United Kingdom
DecisionMetrics Limited	United Kingdom
iovation, Ltd.	United Kingdom
Signal (UK) Limited	United Kingdom
TransUnion Global Holdings LP	United Kingdom
TransUnion Information Group, Limited	United Kingdom
TransUnion International UK Limited	United Kingdom
TransUnion UK Holdings Ltd.	United Kingdom
Vail Holdings UK Ltd.	United Kingdom
Neustar Technologies Limited	United Kingdom
MarketShare Partners EMEA, Ltd.	United Kingdom
CyberScout Ltd.	United Kingdom
Credit Reference Bureau Africa Ltd.	Zambia